Execution Version

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

CONFIDENTIAL

CODESHARE AGREEMENT
between
AMERICAN AIRLINES, INC.
and
JETBLUE AIRWAYS CORPORATION

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CODESHARE AGREEMENT
This CODESHARE AGREEMENT (this “Agreement”), dated as of July 15, 2020, is between
American Airlines, Inc., a corporation organized under the laws of the State of Delaware, United States of America, having its principal office at 1 Skyview Drive, Fort Worth, Texas 76155, United States of America (“American”),

and
JetBlue Airways Corporation, a corporation organized under the laws of Delaware, having its principal office at 27-01 Queens Plaza North, Long Island City, New York 11101, United States of America (“JetBlue”).

In consideration of the mutual covenants and promises in this Agreement, American and JetBlue hereby agree as follows:

1.	DEFINITIONS AND GENERAL TERMS

1.1
Terms with their initial letters capitalized shall have the meanings ascribed to them in Annex A of this Agreement or where they are elsewhere defined herein (including the Annexes hereto). Such ascribed meanings shall be equally applicable to both the singular and plural forms of such terms. American and JetBlue may each be referred to as a “Party” and may collectively be referred to as the “Parties.”

1.2
The Parties will comply with Applicable Law. The Parties further agree that, except to the extent that they are inconsistent or conflict with the terms of this Agreement or the ITA, accepted industry procedures and agreements relating to the interlining of passengers and baggage, including those set forth in the IATA Resolution 780 Interline Traffic Agreement – Passenger shall apply to the provision of air transport and the related transactions contemplated by this Agreement.

2.	CODESHARE SERVICE

2.1
The Parties shall mutually designate certain flights on which the Parties shall place their respective Codes (each, a “Codeshared Flight”), which may include flights operated by their Authorized Affiliates and Authorized Wet Lessors, serving the city-pairs (each city-pair, a “Codeshared Route”) identified in writing via email concurrence by the Parties from time to time without formally amending this Agreement. The initial list of Codeshared Routes on which the Parties and their Authorized Affiliates and Authorized Wet Lessors may codeshare is attached hereto as Annex B.

2.2
Detailed procedures for implementing this Agreement will be set forth in the Procedures Manual, which will be prepared by the Parties in conjunction with this Agreement. The Procedures Manual, including any amendments or supplements thereto agreed in writing between the Parties from time to time, shall be incorporated by reference into and made a part of this Agreement; provided, however, that the terms of this Agreement shall prevail in the event of a conflict between a provision of this Agreement and any provision of the Procedures Manual.

2.3	The Operating Carrier for each Codeshared Flight shall provide to the Codeshared Passengers, at a minimum, the same standard of customer service as it provides to its own

G1

passengers traveling in the same class of service, which standard shall, in any event, be reasonably in accordance with the standards of customer service established by the Marketing Carrier for the comparable class of service on its flights. Minimum customer service standards, general passenger service procedures, and policies for the Codeshared Flights, including baggage services, are detailed in Annex C and the Procedures Manual.

2.4
The Parties shall use commercially reasonable efforts to coordinate their service schedules to maximize the convenience, and minimize the waiting time, of passengers making connections between the Codeshared Flights and other flights operated by the Parties; provided, however, that neither Party is obligated to operate specific flights or service schedules and each Party retains the right to determine the service schedules of its own flights.

2.5	The Parties may add or discontinue Codeshared Flights, as may be mutually agreed, without formally amending this Agreement. [***]

2.6
Except as otherwise provided in the Procedures Manual, in the event of any flight cancellation or other schedule irregularity, involuntary rerouting or denied boarding by the Operating Carrier with respect to a Codeshared Flight, the Operating Carrier shall:

(a)	ensure that all passengers shall be handled in accordance with the same policies and procedures to avoid any discrimination against a Codeshared Passenger;

(b)
at its own cost and expense (except to the extent such irregularity, involuntary rerouting or denied boarding is caused by the Marketing Carrier), accommodate and/or pay denied boarding compensation or otherwise compensate Codeshared Passengers, in the same manner as its own passengers and subject to the provisions of the Procedures Manual and Applicable Law; and

(c)	notify the Marketing Carrier in accordance with the Procedures Manual.

2.7
The Conditions of Carriage of the Marketing Carrier, including its limits of liability to passengers, shall govern the transportation of Codeshared Passengers, and the Conditions of Carriage of the Operating Carrier, including its limits of liability to passengers, shall apply to those passengers traveling on the Codeshared Flights under the Code of the Operating Carrier. The respective Conditions of Carriage of the Parties shall be notified to the passengers to the extent and in the manner required by Applicable Law, rules and regulations. Notwithstanding anything in this Section 2.7, the liability of the Parties to each other with respect to passenger claims shall be governed by Sections 17 and 18. Neither Party shall be obligated to change its Conditions of Carriage pursuant to this Agreement.

The current version of the JetBlue Contract of Carriage may be found online at: https://www.jetblue.com/magnoliapublic/dam/ui-assets/p/jetblue_coc.pdf

The current version of the American Conditions of Carriage may be found online at: https://www.aa.com/i18n/footer/conditions-of-carriage.jsp?locale=en_HK

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2.8
(a)    The Party that is the Operating Carrier (or whose Authorized Affiliate or Authorized Wet Lessor is the Operating Carrier) shall ensure that each Codeshared Flight shall be operated under its operating certificate or under the operating certificate of [***].

(b)
If there is a change in the carrier scheduled to operate a Codeshared Flight, the Operating Carrier shall promptly notify the Marketing Carrier of such change as outlined in the Procedures Manual. The Marketing Carrier shall take all appropriate steps to ensure that Codeshared Passengers are notified of the change as soon as possible. The Marketing Carrier may thereupon continue to notify Codeshared Passengers of the change in accordance with its customer service policies if it is able to do so but the Operating Carrier shall take primary responsibility for notifying all Codeshared Passengers still booked under the Marketing Carrier Code of the change at time of check-in. The Parties shall endeavor to share passenger contact information in accordance with the A4A/IATA Reservations Interline Message Procedures – Passengers (“AIRIMP”) Section 3.20.1. In the event re-accommodation is necessary either because the substituted carrier is not an Authorized Affiliate or Authorized Wet Lessor, or because a Codeshared Passenger who is notified of such a change elects not to travel on the substituted carrier, the notifying carrier shall at its own cost and expense re-accommodate the Codeshared Passenger unless the passenger seeks a refund, in which event the Marketing Carrier shall be responsible for making such refund in accordance with its fare rules, Conditions of Carriage and Applicable Law.

2.9	[***]

3.	IMPLEMENTATION AND EXPENSES

3.1	Implementation of this Agreement shall be subject to the following conditions precedent:

(a)	the execution of a Special Prorate Agreement and a Mutual Emergency Assistance Agreement, in form and substance satisfactory to American and JetBlue;

(b)	receipt by American and JetBlue of all necessary Government Approvals;

(c)	successful completion by American and JetBlue of the IOSA registration; and

(d)	successful implementation and testing of codeshare passenger and baggage processing automation pursuant to the Interline Traffic Agreement.

3.2
Each Party shall bear its own costs and expenses of performance under this Agreement, including costs and expenses associated with the following, unless otherwise agreed in writing between the Parties:

(a)
any systems to support the automation of procedures and settlement relating to the Codeshared Flights (e.g., PNR exchange, yield management, revenue accounting, etc.), including routine maintenance thereof,

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(b)
roadside, exterior, check-in, concourse, gate and baggage service signage placed at airports and city ticket offices in locations served by the Codeshared Flights in order to facilitate travel on the Codeshared Flights, and

(c)	all real property and facilities (whether leased or owned) necessary for such Party’s business operations at airports or otherwise.

3.3
Each Party shall retain all right, title and interest in systems, software, signage, equipment and facilities funded by it. Ownership of jointly-funded items shall be determined by the Parties in advance of each specific project.

4.	INVENTORY CONTROL AND PROCEDURES

4.1
Codeshare inventory availability of Marketing Flights will be controlled by the Operating Carrier as set forth in the Procedures Manual. [***]Detailed procedures for implementing and maintaining seat inventory access are contained in the Procedures Manual.

4.2
The Parties will map inventory classes of the Marketing Carrier to inventory classes of the Operating Carrier for the Codeshared Flights in accordance with the Procedures Manual. The Parties will endeavor to map the average coupon value of the Marketing Carrier’s inventory classes to comparable classes of the Operating Carrier to provide similar access for bookings made by the Marketing Carrier for passengers yielding comparable revenue values; it being understood, however, that the Operating Carrier retains ultimate control over the opening, closing and other management of seat inventory availability on Codeshared Flights. Each Party shall use commercially reasonable efforts to provide equal inventory access to Codeshared Passengers in inventory classes where such passengers yield comparable revenues as the Operating Carrier’s passengers.

4.3	This Section 4 shall govern the published fares of the Marketing Carrier offered on Codeshared Flights as follows:

(a)	[***]

(b)
In the event of the Marketing Carrier’s breach of Sections 4.3(a), (b), (c) or (d), the Operating Carrier shall have the right in its sole discretion after one (1) day’s prior written notice to the Marketing Carrier, to restrict or close the inventory access of the Marketing Carrier or remove the Code of the Marketing Carrier from the flight(s) in question or to temporarily remove its own Code from the flight(s) operated by the defaulting Party on the Routes where the breach occurred.

(c)
Nothing in this Agreement shall prevent the Marketing Carrier from (i) initiating and operating its own service in any origin and destination city pair at any time; or (ii) offering any fare(s), discount(s) or rebate(s) of any kind for interline itineraries valid on airlines, other than American or JetBlue, on any origin and destination city pair.

4.4	Each Party shall establish fares and rates independently, subject to the provisions of the applicable air transport agreements between the United States, on the one hand, and the

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governments of any country to which the Parties shall provide service pursuant to this Agreement, on the other hand.

5.	MARKETING AND PRODUCT DISPLAY

5.1
The Codeshared Flights will be marketed and promoted by the Marketing Carrier under its Code. Each Party shall be responsible to ensure that its respective advertising and promotions comply with all applicable governmental laws, rules and regulations of any applicable Competent Authority. Without limiting the foregoing, the Marketing Carrier shall comply with 14 C.F.R. Parts 257 and 258 and any other applicable rules regarding the disclosure and holding out of Codeshared Flights provided for herein in the jurisdiction where such rules apply. The Marketing Carrier shall disclose to the extent required by Applicable Law through industry-approved schedule and selling mechanisms (as defined in the Procedures Manual), to consumers, travel agents and others selling the Codeshared Flights, as well as through any advertising, point-of-sale disclosures, and any other appropriate means, that each Codeshared Flight is a flight of and operated by the Operating Carrier. Such information shall be given before a reservation is made and in any event at the earliest reasonable opportunity and before the passenger arrives at the airport, in accordance with Applicable Law. In addition, each Party shall use commercially reasonable efforts to implement procedures to disclose the Operating Carrier and the appropriate departure and arrival terminal at the earliest possible opportunity and in particular at the point of sale, in email confirmations, and through each Party’s website and self-service manage-reservation portals.

5.2
The Marketing Carrier shall identify the Codeshared Flights, in accordance with Applicable Law, in Airline Guides, CRSs, GDSs, and other sources of airline schedule information using the Marketing Carrier’s Code. Any costs incurred for the publication of Marketing Flights or connections to and from such flights in Airline Guides, CRSs, GDSs, and other sources of airline schedule information shall be borne by the Marketing Carrier. Each Party shall include the Codeshared Flights in its CRSs.

5.3
If the Marketing Carrier is not authorized to offer air transport services for a particular local Codeshared Route, the Marketing Carrier shall file its standard schedule data for the Codeshared Flights on such Codeshared Route using the traffic restriction code “O” or “Y” (or any successor code), as appropriate, as defined in the IATA Standard Schedules Information Manual, Appendix G, in order to suppress the display of the Marketing Flights on such local Codeshared Route(s) (i.e., the Marketing Flights on such route will be limited to passengers connecting online to another flight marketed and/or operated by the Marketing Carrier).

5.4
Unless otherwise agreed, all information and advertising materials produced with the aim of promoting the Codeshared Flights shall clearly identify both Parties. Any joint advertising and promotion of the Codeshared Flights shall be agreed upon by the Parties in advance, and approved in final form in writing, and the costs of such joint advertising and promotion shall be shared pursuant to prior agreement at the time for that advertising or promotion. In the absence of prior agreement, each Party will bear its own costs associated with such joint advertising or promotion campaign.

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5.5
Each Party may use its own flight number in referencing the Codeshared Flights except that only the Operating Carrier’s flight number shall be used in actual flight operations (e.g., air traffic control).

6.	TRAFFIC DOCUMENT ISSUANCE AND FINANCIAL SETTLEMENT

6.1	Upon the execution of a Special Prorate Agreement and the implementation of the Procedures Manual, this Section 6 may be amended by mutual agreement of the Parties.

6.2	Passenger traffic documents for use on the Codeshared Flights may be issued by either Party, or by third parties with whom the Parties from time to time have interline traffic agreements.

6.3
All Marketing Carrier Flight Coupons honored on Codeshared Flights shall be uplifted by the Operating Carrier, which will be responsible for processing and billing of such documents. The Operating Carrier shall bill uplifted coupons to the Ticketing Carrier using routine applicable interline settlement processes and procedures. Marketing Carrier Flight Coupons will be prorated and billed according to the special prorate agreement between the Operating Carrier and the Ticketing Carrier, or, in the absence of an applicable special prorate agreement, in accordance with the IATA Prorate Manual-Passenger (“IATA PMP”), as applicable.

6.4
[***]The Marketing Carrier shall be entitled to review and, if appropriate, dispute, via correspondence, the Operating Carrier’s calculation of the Codeshare Commission; provided, however, the Operating Carrier must receive notice of such dispute within [***]from the relevant clearance month. Any resulting payments will be processed through the Airlines Clearing House.

6.5
The Ticketing Carrier, if the Marketing Carrier or the Operating Carrier, shall receive the Interline Service Charge and/or Ticket Handling Fee, as provided in the Interline Traffic Agreement, if applicable. In the event the Ticketing Carrier is a third party, the Ticketing Carrier will receive the Interline Service Charge and/or Ticket Handling Fee as agreed between the Operating Carrier and such third party.

6.6	Differences that may appear after the billing process has been completed shall be resolved in accordance with the dispute procedures set forth in the ACH Manual of Procedure.

6.7
In a sufficient amount of time before the Implementation Date, the Parties will implement means to fully support the provision of ticket sales data for (i) all such sales made at its own offices and (ii) the majority of such sales made on its behalf by systems (GDSs and CRSs) supporting travel agent and Internet site sales by each Party to the other Party using the “TCN Exchange” process coordinated by ATPCO. The Marketing Carrier will be responsible, throughout the term of this Agreement, for updating its Marketing Flight numbers with ATPCO.

7.	FACILITIES

7.1
The Parties acknowledge the importance of maintaining functional and accurate signs or agreed-upon digital alternatives identifying the Operating Carrier and the Marketing Carrier, as appropriate, to facilitate passenger convenience and to avoid passenger confusion at

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airports served by the Codeshared Flights. The Parties shall cooperate on the need for and placement of such signs, subject to the approval of the relevant airport authority or other lessors.

8.	TRAINING

8.1
Except as otherwise agreed, each Party shall provide or arrange, at its own cost and expense, all initial and recurring training of its personnel to facilitate the Codeshared Flights and operations at airports served by the Codeshared Flights, including reservations and ticket offices, and other points of contact between the Parties and the public. This training shall include passenger service, reservations and sales activities, and in-flight service involving the Codeshared Flights, all as more fully described in the Procedures Manual.

8.2
During the term of the Agreement, the Parties agree to share any general training materials (excluding materials that incorporate trade secrets and legal advice) developed to support the Codeshared Flights. All intellectual property or similar rights to any materials exchanged shall remain with the Party that originally developed such materials.

9.	SECURITY

9.1
The Parties shall use commercially reasonable means to cooperate, each at their own expense unless otherwise agreed for a particular airport, in matters of security procedures, requirements, and obligations at all airports served by the Codeshared Flights where each Party operates.

9.2
The Operating Carrier reserves the right to apply the provisions of its own security programs to the carriage of all passengers, baggage and cargo on board the Codeshared Flights operated by that Operating Carrier, provided that such security programs shall, at a minimum, comply with the standards set forth by the relevant Competent Authorities and be reasonably acceptable to the Marketing Carrier, with the understanding that safety and security are of the utmost importance to both carriers. Such provisions may include any then-applicable procedures used for the physical screening of passengers, baggage or cargo, interviewing of passengers, and/or selective loading of baggage or cargo.

9.3
The checking of the travel documents of each Codeshared Passenger and the handling of Codeshared Passengers who are Inadmissible Passengers (as such term is defined in IATA Resolution 701, as modified, supplemented or amended from time to time) shall be done in accordance with the procedures outlined in the Procedures Manual.

10.	SAFETY AND MAINTENANCE

10.1
The Operating Carrier has operational control of the aircraft and final authority and responsibility concerning the operation and safety of the aircraft and its passengers, including Codeshared Passengers. The Operating Carrier shall employ the same high standards of safety, security and loss prevention policies on the Codeshared Flights as on its own flights. Emergency support shall, at a minimum, be in accordance with the Mutual Emergency Assistance Agreement in force between the Parties.

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10.2
The Operating Carrier shall have sole responsibility for the maintenance of its leased and owned aircraft, and for other equipment used in connection with the Codeshared Flights. Maintenance of such aircraft and equipment must, at a minimum, comply with the standards imposed by the relevant aeronautical authorities.

10.3
The Marketing Carrier shall have the right, at its own cost, to review and observe the Operating Carrier’s operations of Codeshared Flights, and/or to conduct a reasonable safety and/or service review of the Operating Carrier’s operations, manuals, and procedures reasonably related to the Codeshared Flights (the “Marketing Carrier Reviews”), at such intervals as the Marketing Carrier shall reasonably request. The Marketing Carrier Reviews shall be coordinated with the Operating Carrier so as to avoid disruptions to the Operating Carrier’s operations. Such reviews will be limited to areas that reasonably relate to the Operating Carrier’s safety standards and service obligations under this Agreement. NOTWITHSTANDING THE FOREGOING, THE MARKETING CARRIER DOES NOT UNDERTAKE ANY RESPONSIBILITY OR ASSUME ANY LIABILITY FOR ANY ASPECT OF THE OPERATING CARRIER’S OPERATIONS, NOR SHALL THE OPERATING CARRIER BE ENTITLED TO ASSERT ANY RESPONSIBILITY OR ASSUMPTION OF LIABILITY ON THE PART OF THE MARKETING CARRIER FOR THE OPERATING CARRIER’S OPERATIONS.

10.4
Each Party represents and warrants that it shall maintain its IOSA registered operator status and successfully complete any follow-up audits as required by the IOSA rules and regulations (as they are in force from time to time).

11.	FREE AND REDUCED RATE TRANSPORTATION

11.1
Unless otherwise provided by relevant agreements between the Operating Carrier and other parties, including the Marketing Carrier, neither the Marketing Carrier, nor the Operating Carrier, nor any third party, shall be entitled to ticket industry non-revenue or discounted (i.e., agency discount, industry discount, etc.) travel on the Marketing Flights, and the Operating Carrier shall not honor any Marketing Carrier Flight Coupons for such industry non-revenue or discounted travel, except at the Operating Carrier’s expense.

12.	OTHER MARKETING PROGRAMS

12.1	The Frequent Flyer Participating Carrier Agreements shall govern the participation of each Party in the other Party’s frequent flyer program.

12.2	[***]

13.	TRADEMARKS AND CORPORATE IDENTIFICATION

13.1
Each of JetBlue and American acknowledges for all purposes that any and all names, logos, insignia, trademarks, service marks, and trade names of the other, whether registered or not (“Marks”), are renown worldwide and shall at all times remain the exclusive property of the other Party, and may not be used without the prior written consent of such Party, except as set forth herein. Each of JetBlue and American further acknowledges that any goodwill or other rights that arise as a result of the use by it of the other Party’s Marks, as permitted under this Agreement, shall accrue solely to the benefit of the Party owning such Marks,

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whether registered or not. Should any right, title or interest in the Marks of a Party become vested in the other Party, the latter Party hereby unconditionally assigns any such right, title and interest in the Marks to the former Party without royalties or compensation of any kind.

13.2
Subject to the terms and conditions set forth in this Section 13, each of JetBlue and American hereby grants to the other a non-exclusive, non-transferable, royalty-free license for the term of this Agreement to use their respective service marks (“JetBlue Airways” for JetBlue and “American Airlines” for American, each a “Licensed Trademark”) in connection with the offering of availability on Codeshared Flights by each Marketing Carrier and the marketing, advertising and promotion of the Codeshared Flights contemplated by this Agreement and the Frequent Flyer Participating Carrier Agreement. Each Party shall provide the other Party with samples of all materials that use the Licensed Trademarks prior to their first public use or display, and will only use such materials after receiving the licensing Party’s prior written approval of the materials and intended use; provided, that listing Codeshared Flights on a Party’s website will not require prior approval by the other Party. Each Party may immediately suspend or terminate, in whole or in part, the other Party’s license to use any of the licensing Party’s Licensed Trademarks if, in the licensing Party’s sole discretion, the other Party’s use of the Licensed Trademarks does not meet the licensing Party’s approval, or should the licensing Party wish to modify, replace or update its service marks, upon commercially reasonable notice.

13.3
Except as expressly provided herein, no right, property, license, permission or interest of any kind in the use of any name, logo, logotype, insignia, service mark, trademark, trade name, copyright, corporate goodwill or other proprietary intellectual property owned by either Party or its respective Affiliates is intended to be given to or acquired by the other Party, its agents, servants or other employees by the execution or performance of this Agreement. Neither Party hereto shall use any of the other Party’s or such Party’s respective Affiliates’ Marks, copyrights, or other proprietary intellectual property, including, but not limited to, the names “American Airlines, Inc.,” “American Airlines,” “American,” “American Eagle,” “AAdvantage,” “Envoy Air,” “Envoy,” “Piedmont Airlines,” “Piedmont,” “PSA Airlines,” “PSA,” “JetBlue Airways Corporation,” “JetBlue Airways,” “JetBlue,” “JetBlue Travel Products,” “JetBlue Vacations,” “Mint,” or “TrueBlue” in any marketing, advertising or promotional collateral, including credit card and telecom solicitations, except where each specific use has been approved in advance by the other Party. When such approval is granted, either Party shall comply with any and all conditions that the other Party may impose to protect the use of any of that Party’s Marks, copyrights or other proprietary intellectual property.

13.4
Without limiting the foregoing, each Party agrees to use the Licensed Trademarks only in a manner approved in advance and in writing by the Party owning such Licensed Trademarks. Each Licensed Trademark shall be marked with an ®, TM or SM or other symbol, as appropriate, and reference a legend indicating that “JetBlue Airways is a service mark of JetBlue Airways Corporation” or “American Airlines is a service mark of American Airlines, Inc.”, as the case may be, or similar words to that effect.

13.5
Each Party agrees that all advertising and promotional materials bearing the Licensed Trademarks in relation to air transportation services contemplated by this Agreement shall meet the quality and presentation standards as set forth by the Party owning the relevant Licensed Trademark.

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13.6	Each Party has sole discretion to determine the acceptability of both the quality and presentation of advertising and promotional materials using its Licensed Trademark.

13.7	Each Party is responsible for providing to its own authorized agents and airport locations the agreed promotional materials bearing the Licensed Trademarks.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Each of JetBlue and American hereby represents and warrants to the other as follows:

(a)
It is a duly incorporated and validly existing corporation, in good standing under the laws of its jurisdiction of incorporation; is an air carrier duly authorized to act as such by the government of its country of incorporation; and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it, and, assuming due authorization, execution, and delivery by the other Party hereto, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited or modified by the effect of bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and the application of general principles of equity and public policy.

(b)
The execution, delivery or performance by it of this Agreement, shall not: (i) contravene, conflict with or cause a default under (A) any Applicable Law, rule or regulation binding on it, or (B) any provision of its Charter, Certificate of Incorporation, Bylaws or other documents of corporate governance; or (ii) contravene, or cause a breach or violation of, any agreement or instrument to which it is a Party or by which it is bound, except where such conflict, contravention or breach would not have a material adverse effect on it and its Affiliates, or on the operations of it or its Affiliates, taken as a whole, or on its ability to perform this Agreement.

(c)
The execution, delivery and performance by it of this Agreement do not require the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Competent Authority, any trustee or holder of any of its indebtedness or obligations, any stockholder or any other Person or entity, other than the Governmental Approvals (to be obtained by it, as indicated in Annex E), except where failure to obtain or take such action would not have a material adverse effect on it or a material adverse effect on the transactions contemplated in this Agreement.

(d)	Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement.

(e)	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS TO THE OTHER PARTY AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL

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OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

15.	GOVERNMENTAL APPROVALS

15.1
Unless otherwise agreed between the Parties, the Codeshared Flights shall not commence until all required Governmental Approvals are received. Each Party shall use all commercially reasonable efforts to obtain those Governmental Approvals for which it has been allocated responsibility under Annex E, and any other Governmental Approvals that may hereafter be identified. Unless otherwise agreed, each Party shall bear its own costs and expenses for any foreign Governmental Approvals required for the placement of the Marketing Code.

15.2	[***]

15.3
If the Parties obtain none of the Governmental Approvals required for the Codeshared Routes listed in Annex B [***], or if all of such Governmental Approvals are given with substantial unfavorable restrictions or conditions (each Party to determine in its sole discretion the reasonableness of such restrictions or conditions), the Parties shall negotiate in good faith to find an equitable solution to enable the commencement of the Codeshared Route(s). If a solution cannot be formulated [***], either Party may terminate this Agreement [***] prior written notice to the other Party.

15.4
Each Party shall immediately provide the other Party with copies of any correspondence or notices it receives from any Competent Authority with respect to the Codeshared Routes, Codeshared Flights or this Agreement, including with respect to the airworthiness of the aircraft used for the Codeshared Flights or noncompliance by the Operating Carrier with operational, training or safety rules and procedures.

16.	TERM AND TERMINATION

16.1
This Agreement shall become effective on the date first written above (“Effective Date”) and shall remain in effect until it is terminated pursuant to Section 15.3 (Governmental Approval), Section 16.2 (Termination Events), Section 16.3 (Suspension Right), Section 21.1 (Force Majeure) or Section 27.1 (Severability). Implementation of this Agreement shall be on the Implementation Date, subject to the Parties’ execution of the Mutual Emergency Assistance Agreement.

16.2
In addition to any other termination rights provided herein, this Agreement may be terminated as follows, provided that such termination shall not be effective prior to the effective date of termination of either Party’s participation in the NEA Agreement:

(a)	at any time by mutual written consent of the Parties hereto;

(b)	by either Party at any time by providing at least [***]prior written notice to the other Party, [***];

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(c)
in the event of termination of the NEA Agreement, this Agreement shall terminate with effect from the expiry of the relevant termination notice period under the NEA Agreement or at such other time as the Parties may agree, unless this Agreement is continued in effect after termination of the NEA Agreement in accordance with the terms of that agreement;

(d)
by the non-breaching Party upon the breach of a material term, covenant, representation or warranty of this Agreement (other than a breach of a payment obligation under Section 6 of this Agreement or the failure to otherwise pay any undisputed sums due pursuant to this Agreement), including a failure to comply with any material obligations and procedures set forth in the Procedures Manual, provided that the non-breaching Party provides the breaching Party prior written notice describing the alleged breach with as much particularity as reasonably practicable. Termination under this Section 16.2(d) shall not be effective if the breaching Party corrects such breach within [***]following receipt of such notice. If such breach cannot be corrected within [***]following receipt of such notice, and the breaching Party so advises the non-breaching Party, the non-breaching Party, in its sole discretion, may give the breaching Party an additional period of time not to exceed [***]to correct the breach, provided that the breaching Party has taken action reasonably contemplated to correct such breach following receipt of the notice;

(e)
by the non-breaching Party upon the breach of a payment obligation under Section 6 of this Agreement or the failure to otherwise pay any undisputed sums due to the non-breaching Party pursuant to this Agreement by the breaching Party, after the non-breaching Party provides the breaching Party at least [***]prior written notice describing, with as much particularity as practical, the alleged breach, and the breaching Party does not, within [***]following receipt of such notice, correct such breach; or

(f)
at any time by either Party upon written notice if the other Party (i) makes an assignment for the benefit of creditors; (ii) suspends the payment of or admits in writing its inability to pay, or generally fails to pay, its debts as they become due; (iii) has suspended (as declared by a clearing house) its transactions with banks and/or other financial institutions or proposes or commences a moratorium upon or extension or composition of its debts; (iv) has issued against it any writ, execution, process or abstract of judgment that may have a material adverse effect on it and that is not dismissed, satisfied or stayed within [***]; or (v) files a petition for bankruptcy, composition, corporate reorganization, corporate liquidation, arrangement or special liquidation proceedings; or (vi) ceases all or a substantial part of its operations (other than due to Force Majeure as defined in Section 21.1).

16.3
Throughout the term of this Agreement, either Party has the right to suspend performance of or terminate this Agreement immediately by giving written notice to the other Party in the event that it has reason to suspect or believe or in the event that:

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(a)
the other Party has suffered a significant emergency or serious incident or accident or received a serious threat that relates to any of that Party’s flights or to a Codeshared Flight or Codeshared Route; or

(b)
the other Party has received from any relevant Competent Authority notice that it has failed to comply with applicable safety or security requirements, including, without limitation, maintaining its IOSA registered operator status; or

(c)
the United States Department of Transportation (“DOT”), the United States Department of Defense (“DOD”), the United States Department of Justice (“DOJ”), or the United States Department of Homeland Security (“DHS”) has ordered in writing or orally that the Marketing Carrier’s Code be removed from Codeshared Flights or Codeshared Routes operated by the Operating Carrier for any reason whatsoever.

If a Party suspends this Agreement pursuant to this Section 16.3, as soon as the reason for the suspension no longer exists it shall notify the other Party and this Agreement will recommence within thirty (30) days after the date of notice under the same terms and conditions, or under amended terms and conditions as may be mutually agreed in accordance with Section 31.1. A Party that suspends this Agreement pursuant to this Section 16.3 may at any time during the suspension terminate this Agreement by giving notice in writing to the other Party. If this Agreement is suspended or terminated pursuant to this Section 16.3, Sections 16.4 through 16.5 shall apply.

16.4
Subject to Section 16.5, in the event of termination of this Agreement the Marketing Carrier shall, in its sole discretion take all reasonable actions to confirm and preserve reservations on the Operating Carrier for passengers scheduled to be traveling on Marketing Carrier Tickets and, as applicable, endorse or otherwise modify or reissue such tickets to permit use on the Operating Carrier. The Operating Carrier shall accept passengers traveling on such tickets as if such reservations had been booked through the Operating Carrier using ordinary interline procedures but giving effect to the revenue settlement methodology provided for in Section 6 of this Agreement.

16.5
In the event that this Agreement is terminated by the Operating Carrier pursuant to Section 16.2(e) or 16.2(f), the Operating Carrier, in its sole discretion, may decline any or all passengers scheduled to be traveling on Marketing Carrier Tickets. The Marketing Carrier shall be solely responsible for transferring the reservations of such passengers to other carriers or making other alternative arrangements.

16.6
In addition to any provisions which by their express terms will survive termination or expiration of this Agreement, the following Sections shall survive the termination or expiration of this Agreement: Sections 1.1, 3.3, 6.2 through 6.6, 8.2, 13.1, 13.3, 16.4 through 16.6, 17, 19, 22, 23, 24, 25, 27, and 30 through 33. Expiration or termination of this Agreement does not affect any rights of either Party which arose prior to the effective date of such termination or expiration, or which otherwise relate to or which may arise at any future time for any breach or non-observance of obligations occurring prior to the effective date of termination or expiration.

17.	INDEMNIFICATION

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17.1
Without prejudice to any other written agreement or arrangement of either Party to indemnify the other Party, the Party that is the Operating Carrier (or whose Authorized Affiliate or Authorized Wet Lessor is the Operating Carrier) shall indemnify, defend, and hold harmless the Marketing Carrier and its Affiliates and their respective directors, officers, employees and agents (each individually, or all collectively a, “Marketing Carrier Indemnified Party”) from and against any and all Damages arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or occurring in connection with) any of the following:

(a)
the death of or injury to or delay of persons, or delay or loss of or damage to property (including aircraft, equipment, baggage, mail or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, the Operating Carrier (including, for the avoidance of doubt, Damages arising out of the death of or injury to Codeshared Passengers traveling on Marketing Carrier Tickets irrespective of conditions or liability limits that apply or may purport to apply);

(b)	the death of or injury to, or loss or damage to property of, third parties not carried on board the aircraft operated by the Operating Carrier but occurring in connection with such operations;

(c)	negligent acts or omissions of the Operating Carrier related to its obligations under this Agreement, other than Damages to the extent addressed in Section 17.1(a) or (b) or Section 17.2(a) or (b);

(d)	the Operating Carrier’s breach of any of its representations or warranties set forth in Section 14 of this Agreement;

(e)	infringement of a third party’s intellectual property or similar rights by the Operating Carrier’s logos, trademarks, service marks or trade names; or

(f)	Unauthorized use/access of a computer system or to any non-public private information of Operating Carrier or its customers.

PROVIDED THAT, the Operating Carrier shall not be required to indemnify any Marketing Carrier Indemnified Party for any liability arising from the Marketing Carrier Indemnified Party’s gross negligence or willful misconduct. THE OPERATING CARRIER UNDERSTANDS AND ACKNOWLEDGES THAT UNDER THE CIRCUMSTANCES ADDRESSED BY SECTIONS 17.1(a) AND 17.1(b), IT WILL BE REQUIRED TO INDEMNIFY A MARKETING CARRIER INDEMNIFIED PARTY AGAINST DAMAGES ARISING FROM SUCH MARKETING CARRIER INDEMNIFIED PARTY’S OWN NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

17.2
Subject to the indemnities provided in Section 17.1(a), and without prejudice to any other written agreement or arrangement of either Party to indemnify the other Party, the Party that is the Marketing Carrier (or whose Affiliate is the Marketing Carrier) shall indemnify, defend, and hold harmless the Operating Carrier and its Affiliates and their respective directors,

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officers, employees, and agents (each individually an, or collectively the, “Operating Carrier Indemnified Party”) from and against any and all Damages arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or occurring in connection with) any of the following:

(a)
the death of or injury to or delay of persons, or delay or loss of or damage to property (including aircraft, equipment, baggage, mail or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, the Operating Carrier, but only to the extent caused by the willful misconduct of the Marketing Carrier;

(b)
the death of or injury to, or loss or damage to property of, third parties not carried on board the aircraft operated by the Operating Carrier but occurring in connection with such operations, but only to the extent caused by the willful misconduct of the Marketing Carrier;

(c)
negligent acts or omissions of the Marketing Carrier that are related to its obligations under this Agreement, other than Damages to the extent addressed in Section 17.1(a) or (b) or Section 17.2(a) or (b);

(d)
passenger claims based on the Marketing Carrier’s failure to properly issue, deliver and complete transportation documentation in accordance with the provisions of the standard IATA or other applicable ticketing procedures, including, the failure to put a proper notice of the limits of liability under the Warsaw Convention, as amended, or the Montreal Convention of 1999, as amended, on such documentation (it being understood that in ticketing Codeshared Passengers, the Marketing Carrier is entitled to apply the limits of liability provided for in its own Conditions of Carriage); provided, however, that the Marketing Carrier shall only be liable under this Section 17.2(d) for that portion of any Damages that is in excess of the Damages against which the Operating Carrier would have been required to indemnify the Marketing Carrier under Section 17.1(a) if the Marketing Carrier had properly complied with all IATA ticketing procedures;

(e)	the Marketing Carrier’s breach of its representations or warranties set forth in Section 14 of this Agreement;

(f)	infringement of a third party’s intellectual property or similar rights by the Marketing Carrier’s logos, trademarks, service marks or trade names; or

(g)
Unauthorized use/access of a computer system or to any non-public private information of Marketing Carrier or its customers, except to the extent caused by the gross negligence or willful misconduct of an Operating Carrier Indemnified Party.

17.3
A Party (the “Indemnified Party”) that believes it is entitled to indemnification from the other Party (the “Indemnifying Party”) pursuant to the terms of this Agreement with respect to a claim for Damages (i.e., a third party claim) shall provide the Indemnifying Party with written notice (an “Indemnification Notice”) of such claim (provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations

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hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party), and the Indemnifying Party shall be obligated and entitled, at its own cost and expense and by its own legal advisors, to control the defense of or to settle any such third party claim. The Indemnifying Party shall have the right to elect to settle any such claim for monetary Damages only, subject to the consent of the Indemnified Party; provided, however, if the Indemnified Party fails to give such consent to a settlement that has been agreed upon by the Indemnifying Party and the claimant in question within twenty (20) days of being requested to do so, the Indemnified Party shall assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party’s liability hereunder shall be limited to the amount of any such proposed settlement. If the Indemnifying Party fails to take any action against the third party claim that is the subject of an Indemnification Notice within [***]of receiving such Indemnification Notice, or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing prior written notice to, but without the further consent of, the Indemnifying Party settle or defend against such third party claim for the account, and at the expense, of the Indemnifying Party. Except as set forth in this Section 17.3, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim to which the Indemnifying Party has an indemnity obligation without the prior written consent of the Indemnifying Party.

17.4
Each Indemnified Party shall have the right, but not the duty, to participate in the defense of any claim with attorneys of its own choosing and at its own cost, without relieving the Indemnifying Party of any obligations hereunder. In addition, even if the Indemnifying Party assumes the defense of a claim, the Indemnified Party shall have the right to assume control of the defense of any claim from the Indemnifying Party at any time, and to elect to settle or defend against such claim; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim except for the costs and expenses of the Indemnified Party (other than attorneys’ fees incurred in participating in the defense of such claim) incurred prior to the assumption of the defense of the claim by the Indemnified Party.

17.5
Each Party further agrees to indemnify, defend and hold harmless the other Party from and against any and all Taxes (as defined in Annex A), or Assessments (as defined in Section 19.5), as the case may be, levied upon or advanced by the Indemnified Party, but that ultimately the Indemnifying Party would be responsible for paying, which resulted from any transaction or activity contemplated by this Agreement.

18.	INSURANCE

18.1
The Operating Carrier shall procure and maintain for the benefit of the Marketing Carrier during the term of this Agreement with insurance carriers of known financial responsibility, insurance of the type and in the amounts listed below:

(a)
Third Party Legal Liability in respect of all operations, including but not limited to aircraft (owned and non-owned) liability (including risks hijacking and allied perils), passenger and crew baggage and personal effects, funeral and repatriation expenses (including crew), all reasonable expenses arising out of the Family Assistance Act (United States) and/or similar regulations applying elsewhere in the world, cargo, mail, hangarkeepers, comprehensive general liability, or its equivalent including

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premises, products, completed operations, liquor law liability, and contractual liability. This insurance must be primary without right of contribution from any insurance carried by the Marketing Carrier to the extent of the indemnity specified in Section 17.1, and shall (i) name the Marketing Carrier as additional insureds to the extent of the protections afforded the Marketing Carrier under the indemnity specified in Section 17.1, (ii) contain a severability of interest clause and a breach of warranty clause in favor of the Marketing Carrier, and (iii) specifically insure the Operating Carrier’s indemnification obligations under this Agreement to the full extent of the coverage provided by the Operating Carrier’s policy or policies.

(b)
The Operating Carrier shall maintain a combined single limit of liability of not less than [***]per any one occurrence for each aircraft, including bodily injury, death, personal injury, property damage, passenger (including Codeshared Passengers and other revenue and non-revenue passengers) legal liability and war and allied perils combined, over all coverages and in the aggregate as applicable, but (i) personal injury limited to [***]per offense and in the annual aggregate except with respect to passengers (including Codeshared Passengers and other revenue and non-revenue passengers), and (ii) war and allied perils may be subject to an annual aggregate limit.

(c)	Hull all risk insurance, including war risk, and such policy shall include a waiver of subrogation in favor of the Marketing Carrier to the extent of the indemnity specified in Section 17.1.

(d)	Worker’s compensation and employer’s liability insurance, or such other similar or equivalent insurance carried outside of the United States, in accordance with statutory limits.

(e)
Privacy liability and information security/cyber insurance in the amount of [***]. Such policy shall be maintained for a minimum of [***]after the expiration or earlier termination of this Agreement or shall arrange for a [***]extended discovery (tail) provision if the policy is not renewed.

18.2
The Operating Carrier shall provide the Marketing Carrier with certificates of insurance evidencing such coverage no less than [***]prior to the commencement of the first Codeshared Flight, and thereafter within five [***]after the date of any renewal of such coverage. The certificates must indicate that the above coverage shall not be canceled or materially altered without [***]advance written notice to the Marketing Carrier. The notice period in respect of war and allied perils coverage shall be [***]or such lesser period as is or may be available in accordance with the policy providing such coverage.

19.	TAXES

19.1
Subject to Section 19.4, each Party shall be responsible for any net or gross income or franchise taxes (or taxes of a similar nature) on the revenues or income or any measure thereof which is attributable to it in connection with the sale of air transportation pursuant to this Agreement.

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19.2
The Party that acts as the Ticketing Carrier in respect of any particular transaction shall collect, except as otherwise prohibited by law, all Ticket Taxes relating to tickets sold or travel documents issued by it with respect to air transport pursuant to this Agreement. The Parties hereby agree as follows:

(a)	The Ticketing Carrier shall collect, report and remit to the taxation authorities any non-interlineable Ticket Taxes levied in connection with sales of the Codeshared Flights.

(b)
The Ticketing Carrier shall collect any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights. If the Ticketing Carrier is American, JetBlue shall report for any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights to American and bill such interlineable Ticket Taxes in accordance with the Interline Traffic Agreement. If the Ticketing Carrier is JetBlue, American shall report for any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights to JetBlue and bill such interlineable Ticket Taxes in accordance with the Interline Traffic Agreement. If the Ticketing Carrier is a third party, the Operating Carrier shall report any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights to the Ticketing Carrier and bill such interlineable Ticket Taxes in accordance with the interline traffic agreement, or as may be otherwise agreed, between the Operating Carrier and the Ticketing Carrier. The Operating Carrier shall remit to taxation authorities all such interlineable Ticket Taxes.

(c)
The Operating Carrier may bill the Ticketing Carrier for any Ticket Taxes due or payable on or measured by passenger enplanement and payable or remittable by the Operating Carrier or the Marketing Carrier in accordance with industry guidelines outlined in the IATA Revenue Accounting Manual (“IATA-RAM”).

(d)	If the Ticketing Carrier is a third party, the Marketing Carrier shall use commercially reasonable efforts to cause such third party to implement the foregoing provisions.

19.3
Notwithstanding the provisions of Section 19.2, if the Ticketing Carrier is prohibited by law from collecting certain Ticket Taxes in the country where tickets are sold or where travel documents are issued, then the Ticketing Carrier is relieved only from collecting such Ticket Taxes so prohibited by law and (i) if the Marketing Carrier is the Ticketing Carrier it shall notify the Operating Carrier, and (ii) if a third party is the Ticketing Carrier the Marketing Carrier shall cause the Ticketing Carrier to notify the Operating Carrier, within thirty (30) days of the enactment of such laws which Ticket Taxes it is prohibited from collecting and render reasonable assistance to the Operating Carrier so that procedures can be implemented to collect such Ticket Taxes from the passenger.

19.4
Both Parties acknowledge that the tax laws of the countries in which they may operate in connection with the Codeshared Flights may require withholding of Taxes on certain of the payments that either of the Parties or their agents (the “Payor”) may be required to pay to the other Party (the “Payee”), under this Agreement. It is agreed that payments to the Payee shall be exclusive of such withholding, provided, however, that the Payor shall inform the Payee in writing with at least [***]advance notice of its intent to withhold the Taxes and the legal basis for such withholding. The Payor shall inform the Payee:

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(a)	within [***]of receipt by the Payor of any directives that may be given to the Payor by such taxation authority; and

(b)	within [***]of payment by the Payor to the relevant taxation authority the amounts withheld by Payor.

19.5
If either Party receives notice from any taxation authority with respect to any assessment or potential assessment or imposition of any Tax (collectively, an “Assessment”) relating to this Agreement, that the other Party may be responsible for paying, directly or indirectly, the Party so notified shall inform the other Party in writing within [***]of receipt of such notice (provided, however, that the failure to give such notice shall not relieve the receiving Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the other Party). If the Party receiving such notice from a taxation authority is or will be required to pay any Assessment for which the other Party is ultimately responsible, it shall be entitled to be indemnified against such Assessment in accordance with Section 17.5. The Indemnifying Party shall have the option to defend or contest such Assessment in accordance with the procedures set forth in Section 17.

20.	JOINT MANAGEMENT COMMITTEE

20.1
Coincident with the execution of this Agreement, American and JetBlue will create a joint management committee (the “Committee”). [***]The Committee will endeavor to meet annually (in person or by telephone) at a mutually agreed time and location and will meet at such additional times as it determines appropriate for the performance of its responsibilities or as reasonably requested by either Party. Each meeting will be conducted in accordance with an agenda to be determined as described below. Either Party may place an item on the agenda of any meeting of the Committee.

20.2
The Committee will oversee the management of the transactions and relationships contemplated in this Agreement, and, in that capacity, will review the planning and implementation of the cooperative services of American and JetBlue, and their respective airline Affiliates. [***]The Committee will consider ways to improve the performance and efficiency of the cooperative services to reduce costs and to increase the benefits afforded to American and JetBlue by the relationship. [***]The Committee will resolve any differences between the Parties on a fair and amicable basis. In performing its responsibilities, the Committee will be mindful of, and will comply with, all laws and regulations applicable to American and JetBlue, including, laws and regulations governing competition between American and JetBlue.

20.3	For only so long as the NEA Agreement is in effect, this Section 20 will be superseded by the terms regarding governance set forth in the NEA Agreement.

21.	FORCE MAJEURE

21.1
Except with respect to the performance of payment, confidentiality, and indemnity obligations, which shall be unconditional under this Agreement, neither Party shall be liable for delays in or failure to perform under this Agreement to the extent that such delay or failure (an “Excusable Delay”) (a) is caused by any act of God, war, act of terrorism,

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sabotage, natural disaster, strike, lockout, labor dispute, work stoppage, fire, serious accident, epidemic, pandemic or quarantine restriction, act of government or any other cause, whether similar or dissimilar, beyond the control of that Party; and (b) is not the result of that Party’s lack of reasonable diligence. If an Excusable Delay continues for [***]or longer, the non-delayed Party shall have the right, at its option, to terminate this Agreement by giving the delayed Party at least [***]prior written notice.

22.	GOVERNING LAW AND DISPUTE RESOLUTION

22.1
This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of laws principles) including all matters of construction, validity and performance.

22.2
All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the American Arbitration Association (the “Rules”) by a panel of arbitrators appointed in accordance with such Rules. The arbitration panel shall consist of three (3) arbitrators who are knowledgeable about the legal, marketing, and other business aspects of the airline industry, and fluent in the English language. The arbitration may be conducted by only one (1) arbitrator if JetBlue and American agree in advance of the arbitration on a mutually acceptable individual. The arbitration proceedings shall take place in New York, New York, and shall be conducted in the English language.

22.3
Each Party irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any State Court sitting in New York, for purposes of enforcing any arbitral award or for other legal proceedings arising out of this Agreement or any transactions contemplated in this Agreement. Each Party, to the fullest extent it may effectively do so under substantive governing law applicable to this Agreement, also irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court and any objection that it may have as to venue or inconvenient forum in respect of claims or actions brought in such court.

22.4
American irrevocably designates, appoints, authorizes and empowers as its agent for service of process the Secretary of State of the State of New York or C.T. Corporation System at its offices presently located at 111 Eighth Avenue, New York, NY 10011, to receive and acknowledge on behalf of American any process, notices, or other documents that may be served in any suit, action, or proceeding of the nature referred to in this Section 22 in any State or Federal court sitting in New York. American has empowered the Secretary of State of the State of New York or C.T. Corporation System as its agent for service of process by the granting of power of attorney. JetBlue irrevocably designates, appoints, authorizes and empowers as its agent for service of process the Secretary of State of the State of New York, to receive and acknowledge on behalf of JetBlue any process, notices, or other documents that may be served in any suit, action, or proceeding of the nature referred to in this Section 22 in any State or Federal court sitting in New York. JetBlue has empowered the Secretary of State of the State of New York as its agent for service of process by the granting of power of attorney. Such designation and appointment will continue unless and until notice is given. Nothing in this Section 22 affects the right of any Party to serve process in any manner permitted by law, or limits any right that any Party may have to bring proceedings against

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the other Party in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

22.5
JetBlue and American each acknowledge that the transactions contemplated in this Agreement involve commercial activity carried on in the United States of America. To the extent that either Party or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise, including under the Foreign Sovereign Immunities Act of 1976 of the United States of America, from any legal action, suit, arbitration proceeding or other proceeding, from set‑off or counterclaim, from the jurisdiction of any court of competent jurisdiction, from service of process, from attachment prior to judgment or after judgment, from attachment in aid of execution or levy or execution resulting from a decree or judgment, from judgment or from jurisdiction, that Party for itself and its property does hereby irrevocably and unconditionally waive all rights to, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or its subject matter. The foregoing waiver and agreement is not subject to withdrawal in any jurisdiction.

22.6
In addition to any other remedy available to a Party under this Agreement, in the event of a dispute, the non-prevailing Party shall pay the prevailing Party’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any suit or proceeding arising from such dispute.

22.7	For only so long as the NEA Agreement is in effect, this Section 22 will be superseded by the terms regarding governing law and dispute resolution set forth in the NEA Agreement.

23.	DATA PROTECTION, PRIVACY AND COVENANT TO COMPLY WITH ALL LAWS

23.1
The Parties agree to comply with the terms regarding data protection, privacy and compliance with laws set forth in the NEA Agreement. At any time when this Agreement is in effect but the NEA Agreement is not, the Parties agree to comply with the terms regarding data protection, privacy and compliance with laws set forth in the NEA Agreement as the Parties renegotiate this Agreement.

23.2
In performing its obligations under this Agreement, each Party shall, at its own cost and expense, fully comply with, and have all licenses under, all applicable federal, state, provincial and local laws, rules and regulations of the United States and all third countries including rules and regulations promulgated by the U.S. National Transportation Safety Board, U.S. Department of Transportation, U.S. Federal Aviation Administration, the U.S. Department of Defense, the U.S. Department of Homeland Security. Each Party further agrees to participate in (i) the Advance Passenger Information System (“APIS”) program whereby the Operating Carrier will, upon request, supply U.S. Customs and Border Protection (“CBP”) with the required passenger manifest data from its flight(s) inbound to and outbound from the United States at the time of departure; (ii) the DHS Electronic System for Travel Authorization (“ESTA”), and (iii) the DHS Secure Flight program.

23.3
If either Party has notice that a provision of this Agreement is contrary to any Applicable Laws or governmental regulations, that Party shall immediately notify the other Party in writing, such notice to include a description of the perceived violation of regulation and

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supporting written materials that facilitate the other Party’s investigation of such perceived violation.

24.	PUBLICITY

24.1
Except as required by Applicable Law, neither Party may issue any written press release concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

25.	CONFIDENTIALITY

25.1
Except as necessary to obtain any Government Approvals or as otherwise provided below, each Party shall, and shall ensure that its directors, officers, employees, Affiliates, and professional advisors (collectively, the “Representatives”), at all times, maintain strict confidence and secrecy in respect of all Confidential Information of the other Party (including its Affiliates) received directly or indirectly as a result of this Agreement. If a Party (the “Disclosing Party”) is requested to disclose any Confidential Information of the other Party (the “Affected Party”) under the terms of a subpoena or order issued by a court or an order or request issued by a governmental authority (each a “Request”), it shall (a) notify the Affected Party immediately of the existence, terms, and circumstances surrounding such Request, (b) consult with the Affected Party on the advisability of taking legally available steps to resist or narrow such Request and provide the Affected Party, reasonable time and assistance, as applicable under the terms of and circumstances surrounding such Request, to take appropriate action to resist or narrow such Request, and (c) furnish only such portion of the Confidential Information as it is required to disclose, as reasonably determined by the Disclosing Party’s legal counsel, to comply with such Request and use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed Confidential Information. Each Party agrees to transmit Confidential Information only to such of its Representatives as required for the purpose of implementing and administering this Agreement, and shall inform such Representatives of the confidential nature of the Confidential Information and instruct such Representatives to treat such Confidential Information in a manner consistent with this Section 25.1.

25.2
Within [***] after the termination of this Agreement, each Party shall, either deliver to the other Party or destroy all copies of the other Party’s Confidential Information in its possession or the possession of any of its Representatives (including, any reports, memoranda or other materials prepared by such Party or at its direction) and purge all copies encoded or stored on magnetic or other electronic media or processors, unless and only to the extent that the Confidential Information is necessary for the continued administration and operation of such Party’s programs or is reasonably necessary in connection with the resolution of any dispute between the Parties.

25.3
Each Party acknowledges and agrees that in the event of any breach of this Section 25, the Affected Party shall be irreparably and immediately harmed and could not be made whole by monetary Damages. Accordingly, it is agreed that, in addition to any other remedy at law or in equity, the Affected Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual Damages) to prevent breaches or threatened breaches of this Section 25 and/or to compel specific performance of this Section 25.

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25.4	The confidentiality obligations of the Parties under this Section 25 shall survive the Termination Date or expiration of this Agreement for a period of [***].

25.5	For only so long as the NEA Agreement is in effect, Section 25 will be superseded by the terms regarding confidentiality set forth in the NEA Agreement

26.	ASSIGNMENT

26.1
Neither Party may assign or otherwise convey any of its rights under this Agreement, or delegate or subcontract any of its duties hereunder, without the prior written consent of the other Party; provided, however, that each of American and JetBlue may assign, subcontract or delegate any of its rights, duties or obligations under this Agreement to any of its Affiliates provided that such assignment and/or delegation shall not relieve American or JetBlue of any of its obligations under this Agreement.

27.	SEVERABILITY

27.1
If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the law of any jurisdiction, such provision shall be severed from this Agreement in the jurisdiction in question and shall not affect the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or the enforceability of such provision under the law of any other jurisdiction; unless, in the reasonable opinion of either Party, any such severance affects the commercial basis of this Agreement, in which case the Party shall so inform the other Party and the Parties shall negotiate in good faith to agree upon modification of this Agreement so as to maintain the balance of the commercial interests of the Parties. If, however, such negotiations are not successfully concluded within [***]from the date a Party has informed the other that the commercial basis has been affected, either Party may terminate this Agreement by giving at least [***]prior written notice to the other Party.

28.	EXCLUSIVITY

28.1
This Agreement is non-exclusive and does not preclude either Party from entering into or maintaining marketing relationships, including codesharing, with other airlines. During the term of this Agreement, JetBlue shall not, and shall cause its Affiliates not to:

(a)	[***]or

(b)	[***]

28.2
The foregoing Section 28.1 shall not apply to any established codeshared arrangements in force as of the Effective Date between JetBlue and third parties, and any future renewals or modifications of such commitments.

29.	FURTHER ASSURANCES

29.1	Each Party shall perform such further acts and execute and deliver such further instruments and documents at such Party’s cost and expense as may be required by Applicable Law,

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rules or regulations or as may be reasonably requested by the other to carry out and effectuate the purposes of this Agreement.

30.	AFFILIATES

30.1
If and to the extent the transactions or activities contemplated by this Agreement require the cooperation or participation of an Affiliate or an Authorized Wet Lessor that is not a party hereto, then its Parent Carrier shall cause such Affiliate or Authorized Wet Lessor to cooperate or participate in such transaction or activity. Without limiting the generality of the foregoing, if such Affiliate or Authorized Wet Lessor operates as an Operating Carrier in connection with this Agreement and is not a party to a separate codesharing agreement or addendum hereto with respect to such operations, its Parent Carrier shall cause it to comply with all obligations imposed on an Operating Carrier hereunder as if such Affiliate or Authorized Wet Lessor were a party hereto. The Parent Carrier shall be jointly and severally obligated and liable with such Affiliate or Authorized Wet Lessor for all such obligations, including, the indemnity and insurance requirements of this Agreement. In addition, the Parent Carrier shall cause such Affiliate or Authorized Wet Lessor to perform such acts and execute and deliver such further instruments and documents as may reasonably be required by the other Party to provide for such cooperation and participation, including, execution of an addendum providing for such Affiliate or Authorized Wet Lessor to become a party to this Agreement.

31.	MISCELLANEOUS

31.1
Except where otherwise wholly superseded by a prevailing agreement, this Agreement contains the entire agreement between the Parties relating to its subject matter, and supersedes any prior understandings or agreements between the Parties regarding the same subject matter. This Agreement may not be amended or modified except in writing signed by a duly authorized Representative of each Party.

31.2
The relationship of the Parties hereunder shall be that of independent contractors. Neither Party is intended to have, and neither of them shall represent to any other Person that it has, any power, right or authority to bind the other, or to assume, or create, any obligation or responsibility, express or implied, on behalf of the other, except as expressly required by this Agreement or as otherwise permitted in writing. Nothing in this Agreement shall be construed to create between the Parties and/or the Parties’ Representatives any partnership, joint venture, employment relationship, franchise or agency (except that the Operating Carrier shall have supervisory control over all passengers during any Codeshared Flight, including any employees, agents or contractors of the Marketing Carrier who are on board any such Codeshared Flight).

31.3
In the event that there occurs a substantial change in market conditions in general or in the condition of either Party, which change is not substantially the result of an act or omission of the Party requesting a change or amendment to this Agreement, and which change has a material adverse effect on either Party to this Agreement, including but not limited to those scenarios contemplated in Section 16.3(a)-(c), then American or JetBlue may propose a review of or amendment to this Agreement to limit or expand any of the terms, to extend the relationship to additional activities or city‑pair destinations or otherwise to modify in

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any way the transactions or relationships contemplated in this Agreement. However, neither American nor JetBlue will have any obligation, for any reason, to effect such an amendment.

31.4
All rights, remedies and obligations of the Parties hereto shall accrue and apply solely to the Parties hereto and their permitted successors and assigns; there is no intent to benefit any third parties, including the creditors of either Party.

31.5
This Agreement may be executed and delivered by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

31.6
No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any Party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any Party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such Party.

31.7
This Agreement is the product of negotiations between JetBlue and American, and shall be construed as if jointly prepared and drafted by them, and no provision hereof shall be construed for or against any Party by reason of ambiguity in language, rules of construction against the drafting Party, or similar doctrine. The headings to the clauses, sub-clause and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “hereunder” and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation” and “discretion” means sole discretion.

31.8
Although translations of this Agreement may be made into any other language for the convenience of the Parties, the English version will govern for all purposes of the interpretation and performance of this Agreement.

32.	CONSEQUENTIAL DAMAGES

32.1
EXCEPT FOR (A) BREACHES OF ANY CONFIDENTIALITY, PRIVACY, DATA SECURITY OBLIGATIONS, AND (B) DAMAGES RESULTING FROM BREACH OF SECTION 28.1, NEITHER PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF, AND EACH PARTY HEREBY RELEASES AND WAIVES

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ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES PROVIDED, HOWEVER, THAT IN THE EVENT ANY OF THE EXCLUSIONS IN SUBCLAUSES (A) OR (B) APPLY, NONE OF THE LIMITATIONS IN THIS SECTION SHALL APPLY, AND THE NON-BREACHING PARTY SHALL BE FREE TO PURSUE ANY AND ALL REMEDIES AND DAMAGES PERMITTED AT EQUITY AND IN LAW, PROVIDED FURTHER THAT IN ALL CASES, LOST PROFITS DAMAGES MUST BE (I) CONSISTENT WITH AND PROVEN UNDER NEW YORK LAW, AND (II) LIMITED BY THE TERM OF THE AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THE PARTIES AGREE THE FOREGOING SENTENCE SHALL NOT LIMIT A PARTY’S OBLIGATION TO INDEMNIFY THE OTHER IN ACCORDANCE WITH SECTION 17 FOR DAMAGES ARISING OUT OF OR RELATING TO A CLAIM, SUIT OR CAUSE OF ACTION BY A THIRD PARTY.

33.	NOTICES

33.1
Unless otherwise expressly required in this Agreement or the Procedures Manual, all notices, reports, invoices and other communications required or permitted to be given to or made upon a Party to this Agreement shall be in writing, shall be addressed as provided below and shall be considered as properly given and received: (i) when delivered, if delivered in person (and a signed acknowledgment of receipt is obtained); (ii) by electronic transmission upon receipt of a confirmation from the recipient via electronic transmission; (iii) three (3) Business Days after dispatch, if dispatched by a recognized express delivery service that provides signed acknowledgments of receipt; or (iv) seven (7) Business Days after deposit in the applicable postal service delivery system. For the purposes of notice, the addresses of the Parties shall be as set forth below; provided, however, that either Party shall have the right to change its address for notice to any other location by giving at least three (3) Business Days prior written notice to the other Party in the manner set forth above.

If to American Airlines, Inc.:
1 Skyview Drive, MD 8D202
Fort Worth, Texas 76155
Attention: Managing Director – Strategic Alliances
Responsible for JetBlue Codeshare
Email: anmol.bhargava@aa.com

with a copy to:
1 Skyview Drive, MD 8B503
Fort Worth, Texas 76155
Attention:    Deputy General Counsel
Email: legal.notices@aa.com

If to JetBlue Airways Corporation:
27-01 Queens Plaza North
Long Island City, New York 11101
Attention: JetBlue Airline Partnerships & Alliances
Email: B6AirlinePartnerships@jetblue.com

with a copy to:

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27-01 Queens Plaza North
Long Island City, New York 11101
Attention: General Counsel
Email: Brandon.Nelson@jetblue.com

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the Effective Date.

JETBLUE AIRWAYS CORPORATION    AMERICAN AIRLINES, INC.

By:    /s/ Scott Laurence    By:    /s/ Vasu Raja

Name:    Scott Laurence     Name:    Vasu Raja

Title:    Head of Revenue and Planning    Title:    Chief Revenue Officer

Attachments:
Annex A – Definitions
Annex B – Codeshared Routes
Annex C – Minimum Standards of Ground and In-Flight Services
Annex D – Financial Settlement
Annex E – Governmental Approvals

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ANNEX A

DEFINITIONS

“A4A” means Airlines for America.
“Affected Party” has the meaning assigned to such term in Section 25.1.
“Affiliate” or “Affiliated” means, with respect to any Person or entity, any other Person or entity directly or indirectly controlling, controlled by, or under common control with, such Person or entity. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person or entity, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning assigned in the preamble to this Agreement.
“Airlines Clearing House” or “ACH” means the Airlines Clearing House Inc.
“Airline Guides” means the printed and electronic data versions of the “Official Airline Guide” and the “ABC World Airlines Guide,” and their respective successors.
“American” has the meaning assigned in the preamble to this Agreement.
“APIS” has the meaning assigned to such term in Section 23.2.
“AIRIMP” has the meaning assigned to such term in Section 2.8(b).
“Applicable Law” means all applicable laws of any jurisdiction including securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs, and orders or like actions of any Competent Authority and the rules, regulations, orders or like actions of any Competent Authority and the interpretations, licenses, and permits of any Competent Authority.
“Assessment” has the meaning assigned to such term in Section 19.5.
“ATPCO” means the Airline Tariff Publishing Company.
“Authorized Affiliate” means (a) with respect to American, (i) Envoy Air Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc., to the extent each of them operates flights with American´s Code under the “American Eagle” brand and (ii) any other carrier to the extent it operates flights with American´s Code under the name “American Eagle”; and (b) with respect to JetBlue, as of the Effective Date, there are no Authorized Affiliates of JetBlue, however, should JetBlue add Authorized Affiliates in the future, American will be informed in advance and this definition will be amended to include such Authorized Affiliates.
“Authorized Wet Lessor” has the meaning assigned to such term in Section 2.9.
“Authorized Wet Lessor Reviews” shall have the meaning assigned to such term in Section 2.9.
“Business Day” means any day other than a Saturday, Sunday or other day in which banking institutions in New York, New York USA are required by law, regulation or executive order to be closed.

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“Carrier Code Box” means (i) for paper tickets, the field containing the two character airline designator code as defined in IATA Resolution 727, or (ii) for electronic (or e-) tickets the three alphanumeric characters contained in the “Sold Airline Designator (Marketing Carrier)” field as defined in IATA Resolution 722f.
“CBP” has the meaning assigned to such term in Section 23.2.
“Code” means the two (2) character identifier assigned to a carrier by IATA for the purpose of exchanging interline carrier messages in accordance with AIRIMP procedures.
“Codeshare Commission” has the meaning assigned to such term in Section 6.3.
“Codeshared Flight” means a flight on which both Parties have placed their respective Codes, as defined in Section 2.1.
“Codeshared Passenger” means a passenger traveling on a Marketing Carrier Flight Coupon.
“Codeshared Routes” or “Routes” means the city-pair markets set out in Annex B as amended from time to time in accordance with Section 2.1.
“Committee” has the meaning assigned to such term in Section 20.1.
“Competent Authorities” means any supranational, national, federal, state, county, local, regulatory or municipal government body, bureau, commission, board, board of arbitration, instrumentality, authority, agency, court, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) having jurisdiction over this Agreement or either Party.
“Conditions of Carriage” means those conditions of contract tariffs and rules of carriage of a Party that govern the transport of passengers traveling on tickets showing such Party’s Code in the Carrier Code Box of the flight coupon.
“Confidential Information” means (a) all confidential or proprietary information of a Party, including, trade secrets, information concerning past, present and future research, development, business activities and affairs, finances, properties, methods of operation, processes and systems, customer lists, customer information (such as passenger name record or “PNR” data) and computer procedures and access codes; (b) the terms and conditions of this Agreement and any reports, invoices or other communications between the Parties given in connection with the negotiation or performance of this Agreement; and (c) excludes (i) information already in a Party’s possession prior to its disclosure by the other Party; (ii) information obtained from a third Person or entity that is not prohibited from transmitting such information to the receiving Party as a result of a contractual, legal or fiduciary obligation to the Party whose information is being disclosed; (iii) information that is or becomes generally available to the public, other than as a result of disclosure by a Party in violation of this Agreement; or (iv) information that has been or is independently acquired or developed by a Party, or its Affiliate, without violating any of its obligations under this Agreement.
“CRS” means the internal computerized airline passenger reservations system used by an airline that contains information about flight schedules, fares, passenger tariff rules and seat availability of that airline and other carriers, and provides the ability to make reservations and issue tickets or air waybills.
“Damages” means all third party claims, suits, causes of action, penalties, liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever (including, internal expenses of the Indemnified Party, such as employee salaries and the costs of cooperating

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in the investigation, preparation or defense of claims) under the laws of any jurisdiction (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention of 1999, as amended, and related instruments or otherwise), including reasonable costs and expenses of investigating, preparing or defending any claim, suit, action or proceeding (including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys’ fees and fees for expert witnesses, consultants and litigation support services.
“DHS” has the meaning assigned to such term in Section 16.3(c).
“Disclosing Party” has the meaning assigned to such term in Section 25.1.
“DOD” has the meaning assigned to such term in Section 16.3(c).
“DOJ” has the meaning assigned to such term in Section 16.3(c).
“DOT” has the meaning assigned to such term in Section 16.3(c).
“Effective Date” has the meaning assigned to such term in Section 16.1.
“ESTA” has the meaning assigned to such term in Section 23.2.
“Excusable Delay” has the meaning assigned to such term in Section 21.1.
“Frequent Flyer Participating Carrier Agreements” means the agreements, from time to time, between the Parties relating to the participation of one Party in the other Party’s frequent flyer program.
“Governmental Approvals” means any authorizations, licenses, certificates, exemptions, designations, or other approvals of Competent Authorities that are reasonably required (in the opinion of either Party) for the operation of the Codeshared Flights.
“GDS” means a reservation distribution system (commonly referred to as a computerized reservation system), offered to subscribing travel agents and other non-airline entities that collects, stores, processes, displays and distributes information through computer terminals concerning, among other, air and other travel related products and services offered by multiple travel suppliers (including information about schedules, fares, rules or availability of multiple air carriers), and which provides subscribers with the ability to make reservations or otherwise confirm the use of, or make inquiries or obtain information in relation to travel services, and to issue tickets and air waybills.
“IATA” means the International Air Transport Association.
“IATA PMP” has the meaning assigned to such term in Section 6.2(a).
“IATA-RAM” has the meaning assigned to such term in Section 19.2(c).
“Implementation Date” means the date of the first codeshare service operated under this Agreement.
“Inadmissible Passengers” has the meaning defined in IATA Resolution 701, as modified, supplemented or amended from time to time.
“Indemnification Notice” has the meaning assigned to such term in Section 17.3.

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“Indemnified Party” has the meaning assigned to such term in Section 17.3.
“Indemnifying Party” has the meaning assigned to such term in Section 17.3.
“Interactive Availability”, also known as “Seamless Availability” or “Cascading Availability”, means the transmission of POS data access to partner’s availability via EDIFACT messaging, allowing the Marketing Carrier to query in real time inventory from the Operating Carrier.
“Interactive Sell” also known as “Seamless Sell” or “Cascading Sell”, means the transmission of POS data access to partner’s real-time, last seat availability via EDIFACT messaging, allowing the Marketing Carrier to decrease inventory from the Operating Carrier at time of sell, protecting against codeshare oversales.
“Interline Service Charge” means the payment by the carrier lifting the ticket to the Ticketing Carrier, according to the industry program for compensation for the Ticketing Carrier’s commission sales costs currently set forth in IATA Passenger Services Conference Resolutions 780b and 780d or as agreed between the respective carriers.
“Interline Traffic Agreement” or “ITA” means that certain Interline Traffic Agreement entered into by the Parties, dated April 3, 2020, as may be amended, supplemented or modified from time to time.
“IOSA” has the meaning assigned to such term in Section 2.9.
“JetBlue” has the meaning assigned in the preamble to this Agreement.
“Licensed Trademark” has the meaning assigned to such term in Section 13.2.
“Lounge Access Agreement” means the agreement, if any, between the Parties relating to the access to lounges operated by one of the Parties by the other Party’s Codeshared Passengers traveling on a Codeshared Flight.
“Major U.S. Carrier” means an airline carrier with a 12% or greater U.S. domestic seat market share.
“Marketing Carrier” means the air carrier whose Code is shown in the Carrier Code Box of a flight coupon for a Codeshared Flight but which is not the Operating Carrier.
“Marketing Carrier Flight Coupon” means a flight coupon (electronic or paper) of a ticket issued by the Marketing Carrier, Operating Carrier or a third party for travel on a Codeshared Flight showing the Marketing Carrier’s Code (i) in the carrier code box in the case of a paper ticket, and (ii) in the transporting carrier field in the case of an electronic ticket.
“Marketing Carrier Indemnified Party” has the meaning assigned to such term in Section 17.1.
“Marketing Carrier Reviews” has the meaning assigned to such term in Section 10.3.
“Marketing Carrier Ticket” means a ticket issued by the Marketing Carrier, Operating Carrier or a third party that contains at least one Marketing Carrier Flight Coupon.
“Marketing Flight(s)” means a Codeshared Flight when displayed, sold, or referred to as a flight of the Marketing Carrier rather than a flight of the Operating Carrier, such as when using the Marketing Carrier’s name, designator Code and/or flight number.

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“Marks” has the meaning assigned to such term in Section 13.1.
“Mutual Emergency Assistance Agreement” means the agreement between the Parties relating to provision of assistance by one Party to the other Party in the event of aircraft emergency.
“Northeast Alliance Agreement” or the “NEA Agreement” means the Northeast Alliance Agreement, dated July [ ˜ ], 2020, entered into between American and JetBlue.
“Operating Carrier” means the air carrier having operational control of an aircraft used for a given Codeshared Flight.
“Operating Carrier Indemnified Party” has the meaning assigned to such term in Section 17.2.
“Parent Carrier” means American or JetBlue, when referenced in relation to another carrier that is not a party to this Agreement and to which American or JetBlue, as applicable, is Affiliated or from whom it wet leases aircraft, as applicable.
“Party” or “Parties” means either or both of American and JetBlue, as the context requires.
“Payee” has the meaning assigned to such term in Section 19.4.
“Payor” has the meaning assigned to such term in Section 19.4.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or (except for the definition of “Affiliate” herein) government or any agency, authority or political subdivision of a government.
“Procedures Manual” means a detailed procedures manual prepared by the Parties for implementing the transactions contemplated by this Agreement.
“Representatives” has the meaning assigned to such term in Section 25.1.
“Request” has the meaning assigned to such term in Section 25.1.
“Rules” has the meaning assigned to such term in Section 22.2.
“Special Prorate Agreement” means any bilateral agreement, from time to time, between the Parties or between the Operating Carrier and the Ticketing Carrier, as applicable, relating to the proration of interline revenue.
“Taxes” means all taxes, assessments, fees, levies, imposts, duties, stamp taxes, documentary taxes or other charges of a similar nature, including, income taxes, value-added taxes, sales taxes, excise taxes, transactional taxes, exchange control taxes and/or fees, and interest and penalties related to the foregoing, but excluding Ticket Taxes, that may be imposed by any Competent Authority.
“TCN” means Transaction Control Number, which represents an electronic collection of all the sales information contained on the auditor's coupon of a ticket.
“Termination Date” means 23:59 Coordinated Universal Standard Time on the date provided in the notice of termination given in accordance with Section 16.1.

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“Ticketing Carrier” means a carrier whose traffic documents are used to issue a ticket.
“Ticket Handling Fee” means the payment by the carrier lifting the ticket to the Ticketing Carrier for expenses incurred as a result of issuing the ticket. Such payment is a percentage, agreed upon bilaterally by the Parties, of the prorated value billed by the carrier that lifted the ticket.
“Ticket Taxes” means any transactional taxes or passenger facility charges, including, sales taxes, use taxes, stamp taxes, excise taxes, value added taxes, gross receipts taxes, departure taxes, surcharges and travel taxes, and all related charges, fees, licenses or assessments (and any interest or penalty thereon) imposed on passengers (or which air carriers or their agents are required to collect from passengers) by any authority in any country, or political subdivision thereof or public authority operating therein (including any national, federal, state, provincial, territorial, local, municipal, port or airport authority) or which are levied upon passengers by operation of Applicable Law or industry standard. Ticket Taxes together with the taxes referred to in Section 19.1 are collectively referred to as “Taxes”.
“$” or “Dollars” means lawful currency of the United States of America.
“U.S.” or “United States” means the fifty states of the United States of America, the District of Columbia and the Commonwealth of Puerto Rico.
“Wetleased Codeshared Flights” shall have the meaning assigned to such term in Section 2.9.

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ANNEX B

CODESHARED ROUTES

The Parties shall mutually designate certain flights serving the Codeshared Routes shown below on which the Parties shall place their respective Codes. The implementation date for each Codeshared Route shall occur on a date to be mutually agreed between the Parties, subject to obtaining all Governmental Approvals. In the event that all Governmental Approvals have not been obtained by such mutually agreed date for some particular Codeshared Route(s), then the implementation date for each such Codeshared Route shall occur at a later date as mutually agreed by the Parties.

The Parties intend to codeshare on their respective routes to and from the NEA Airports, with the specific routes to be identified by the Parties prior to the Implementation Date.

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ANNEX C

MINIMUM STANDARDS OF GROUND AND IN-FLIGHT SERVICES

Each Party agrees that its ground and in-flight services should meet customer expectations, on an ongoing basis. In order to meet these objectives, JetBlue and American may from time to time be required to implement service upgrades as mutually agreed upon by the Parties.

Operating standards and general passenger procedures and policies for the Codeshared Flights are detailed in the Procedures Manual.

In order to ensure a consistently high standard of passenger service, the Parties shall establish a joint quality monitoring group (consisting of personnel from relevant departments), which shall meet or hold calls as necessary to review, refine and improve passenger service procedures during the term of this Agreement, but no less frequently than twice a year.

The Parties agree to monitor in-flight consumer research on customer priorities and satisfaction. As each Party may deem appropriate, ongoing research shall be conducted during the term of this Agreement to monitor customer satisfaction.

The Parties agree to review passenger and baggage mishandling complaints and further, the Parties agree to take the appropriate corrective actions.

If a Party fails to meet any of the above standards or incurs excess aircraft incidents affecting the Codeshared Flights, the other Party, in its sole discretion, after providing the failing Party with a reasonable opportunity to cure such failure (which shall not exceed ninety (90) days), will be entitled to withdraw its Code from the affected Codeshared Flight(s).

AUTOMATION
The Parties shall develop, design and implement a computer automation system for the operational interface of each Party’s current computer system in order to provide the highest quality product to Codeshared Passengers. Each Party will be responsible for the cost and expense associated with modifying its own computer system. The Parties shall, at a minimum, agree to develop, design and implement the automation of the following systems to support the Codeshared Flights:

Automated Reservation (PNR) Exchange – JetBlue and American will accept automatically Codeshared Passenger PNRs and Special Service Request (SSR) items from SABRE.

Pre-Reserved Seating - A mechanism will exist so that pre-reserved seating on select seats on the Codeshared Flights will be available to Codeshared Passengers.

Flight Movement Messages – JetBlue and American must provide, in a timely fashion, flight movement messages (e.g., departure, delay and arrival times) for the Codeshared Flights to SABRE.

Airport Check-in - Automation must exist between the Parties so that transiting passengers will not need to recheck-in at the transit city, unless so required by applicable law or regulation. Codeshared Passengers will check-in at the applicable origin station and be provided boarding passes for all segments of such Codeshared Passengers’ itinerary, subject to limitations such as (but not limited to) maximum connection times, customer name mismatches and exceptions to normal handling.

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Hand Back Messages (Post Departure Reconciliation and Close-out) - JetBlue must provide electronically a list of Codeshared Passengers who traveled on the Codeshared Flights such as an IATA-standard Passenger Reconciliation List (PRL) or other agreed-upon acceptable format.

Interactive (also known as Seamless or Cascading) Availability and Interactive (also known as Seamless or Cascading) Sell - Interactive EDIFACT messaging allows for a more robust exchange of information, allowing carriers to transmit information in a Forward (Carrier A to Carrier B) and Reverse (Carrier B to Carrier A) flow of airline availability (PAOREQ/PAORES) and sell (ITAREQ/ITARES) data. The Interactive EDIFACT messaging allows the request of carrier availability at an O & D level, the exchange of requests (PAOREQ/ITAREQ) and their proper response (PAORES/ITARES). It also allows the reflection of true operating carrier inventory at time of sale and the sharing of both Prime (interline) and Codeshare availability and sell information for both revenue and redemption inventories exchange of RBDs. For purposes of this paragraph, the following terms and acronyms have the following meaning:

•	“PAOREQ” or “Product Availability Request” means the EDIFACT message in which the Marketing Carrier requests an Operating Carrier’s availability;

•	“PAORES” or “Product Availability Response” means the EDIFACT message in which the Operating Carrier responds to the Marketing Carrier’s availability request;

•	“ITAREQ” or “Inventory Adjustment Request” means the EDIFACT message in which the Marketing Carrier communicates a sale from the Operating Carrier’s inventory; and

•	“ITARES” or “Inventory Adjustment Response” means the EDIFACT message in which the Operating Carrier confirms the Marketing Carrier’s sale of its inventory.

FACILITIES
The Parties acknowledge the importance of maintaining functional and accurate signs identifying each of JetBlue and American, as appropriate, to facilitate passenger convenience and to avoid confusion at airports served by the Codeshared Flights. Both Parties will ensure that ticket counters at each station will identify prominently each Party and promote both Parties equally to the other airlines that have a similar cooperative relationship with each Party at such airports. The Parties shall place such signs as required, subject to the approval of the relevant airport authority or other lessors.

Unless otherwise mutually agreed in writing, the Operating Carrier, or both Parties respectively, in the event of a shared overlapping airport, will be responsible for the costs and expenses associated with developing and installing roadside, exterior, check-in, concourse, gate and baggage service signage placed at airports and city ticket offices in domestic locations served by the Codeshared Flights in order to facilitate travel on the Codeshared Flights.

Each Party shall use commercially reasonable efforts to arrange for terminal facilities at each Station in order to facilitate passenger handling and connections between Codeshared Flights and other flights operated by the Parties, as well as cooperate in good faith to make reasonable accommodations to enable shared gate use, with the objective of achieving convenience equal to on-line connections and efficient use of gate resources by each Party.

GATE AND RAMP HANDLING

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Both Parties shall arrange for trained personnel acceptable to the other Party to handle all gate and boarding services of Codeshared Passengers on the Codeshared Flights.

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ANNEX D

FINANCIAL SETTLEMENT

Codeshare Commission

The Codeshare Commission only applies to the Codeshared Flights where either American or JetBlue places its Marketing Carrier Code. The Codeshare Commission will apply to all fares including, but not limited to, published fares, unpublished fares, corporate discounts, and net fares. The Codeshare Commission will apply to all coupons issued for use on a Marketing Flight. The Codeshare Commission for these Codeshared Flights will be calculated on [***] (separately from the billing for each Marketing Carrier Flight Coupon) by multiplying the gross prorated value (as determined in accordance with Sections 6.2(a) and 6.3) of Marketing Carrier Flight Coupons by the applicable Codeshare Commission percentage, which for purposes of this Agreement, is detailed in the table below.

Codeshare Commission
[***]

[***]

The Ticketing Carrier will receive the Interline Service Charge and/or Ticket Handling Fee, if applicable, in addition to the Codeshare Commission as provided in Section 6.4.

The Codeshare Commission may be renegotiated by and between the Parties at any time by mutual written consent of the Parties hereto.

D1

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ANNEX E

GOVERNMENTAL APPROVALS

American and JetBlue shall jointly secure and maintain the following Governmental Approvals:

1.	Compliance with 49 U.S.C. 41720.

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